Exhibit 10.2

THE PEOPLES NATIONAL BANK
Salary Continuation Agreement
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                            THE PEOPLES NATIONAL BANK
                          SALARY CONTINUATION AGREEMENT

         THIS SALARY CONTINUATION AGREEMENT (the "Agreement") is adopted this 24th day of October, 2006, by and between THE PEOPLES NATIONAL BANK, a national commercial bank located in Easley, South Carolina (the "Bank") and Daniel Barton Minnis (the "Executive").

         The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

                                    Article 1
                                   Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 "Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.2 "Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3 "Board" means the Board of Directors of the Bank as from time to time constituted.

1.4 "Change in Control" means, with respect to an Executive, a "change in ownership" or a "change in effective control" of the Bank or an affiliated corporation, as described in Treasury Regulations Section 1.409A-3(g)(5) (which events are collectively referred to herein as "Change in Control events"). Notwithstanding any provision herein to the contrary, to qualify as a Change in Control, the occurrence of the Change in Control event must be objectively determinable and any requirement that any person, such as the Board or the Compensation Committee, certify the occurrence of a Change in Control event must be strictly ministerial and not involve any discretionary authority. To constitute a Change in Control with respect to an Executive, the Change in Control event must relate to (i) the corporation for which the Executive is performing services at the time of the Change in Control;
         (ii) the corporation that is liable for the payment of the deferred compensation; or (iii) a corporation that is a majority shareholder of a corporation identified in subparagraph (i) or (ii) above, or any corporation in a chain of corporations in which each corporation is a


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         majority  shareholder of another  corporation in the chain, ending in a corporation identified in subparagraph (i) or (ii) above.

         (a) A "change in ownership" of a corporation occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation. However, if any one person, or more than one person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of a corporation, the acquisition of additional stock by the same person or persons is not considered to cause a change in ownership of the corporation (or to cause a change in the effective control of the corporation (within the meaning of paragraph (b) below)).

         (b) Notwithstanding that a corporation has not undergone a change in ownership under paragraph (a) above, a "change in effective control" of a corporation occurs on the date that either:

                  (i) Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

                  (ii) A majority of members of the corporation's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation's board of directors prior to the date of the appointment or election.

         For purposes of this paragraph (b), the term corporation refers solely to the relevant corporation identified in the opening paragraph of this
         Section 1.4, for which no other corporation is a majority shareholder.

1.5      "Code" means the Internal Revenue Code of 1986, as amended.

1.6 "Disability" means the Executive's inability as a result of physical or mental incapacity to substantially perform his duties for the Bank on a full-time basis for a period of six (6) months as determined by an independent physician selected with the approval of both the Executive and the Bank.

1.7 "Early Termination" means Separation from Service before Normal Retirement Age except when such Separation from Service occurs following a Change in Control or due to death, Disability, or Termination for Cause.

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1.8      "Effective Date" means October 1, 2006.

1.9 "Final Pay" means the Executive's highest annualized base salary (before reduction for compensation deferred pursuant to all qualified, non-qualified, and Code Section 125 plans) from the three (3) years prior to Separation from Service, including the year such Separation from Service occurs.

1.10     "Normal  Retirement  Age" means the Executive  attaining age sixty-five
         (65).

1.11 "Normal Retirement Date" means the later of Normal Retirement Age or Separation from Service.

1.12     "Plan Administrator" means the plan administrator  described in Article
         6.

1.13 "Plan Year" means each twelve-month period commencing on October 1st and ending on September 30th of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following September 30th.

1.14     "Projected Benefit" means fifteen percent (15%) of Projected Final Pay.

1.15 "Projected Final Pay" means Final Pay increased by four percent (4%) annually, until Normal Retirement Age.

1.16 "Separation from Service" means the termination of the Executive's employment with the Bank and all affiliated entities within the meaning of Sections 414(b) and 414(c) of the Code, for reasons other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive's employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A termination of employment will not be considered a Separation from Service if:

         (a) the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent  (20%)  or more  of the  average  annual  remuneration earned during the final three full calendar years of employment (or, illness, such lesser period), or

         (b) the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the


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                  average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

1.17 "Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank or any affiliated entity within the meaning of Sections 414(b) and 414(c) of the Code, if any stock of such entity is publicly traded on an established securities market or otherwise.

1.18     "Termination for Cause" means Separation from Service for:

         (a) any act that constitutes, on the part of the Executive, continued failure to implement or follow the directives, policies or procedures of the Board, willful violation of any state or federal law or regulation applicable to the Bank, mis-, mal- or non-feasance of duty, conduct inappropriate to the Executive's office, or a willful violation of this Agreement which is demonstrably likely to lead to injury to the business or reputation of the Bank; or

         (b) any act that resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive at the expense, direct or indirect, of the Bank; or

         (c) any act that constitutes, on the part of the Executive, fraud, dishonesty, moral turpitude, gross negligence, or intentional damage to the property or business of the Bank; or

         (d) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

         (e) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

         provided, however, that in the case of clauses (a) and (b) above, such conduct shall not constitute Cause:

                  (x) unless (i) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct meets the criteria set forth in clause (a) or clause (b), (ii) the Executive shall have been provided the opportunity to be heard in person by the Board (with assistance of the Executive's counsel if the Executive so desires), and
                           (iii) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); provided further, however, that, if the Executive's employment is terminated by operation of the Bylaws of the Bank as the result of a


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                           Disqualification  Notice (as defined in the  Bylaws),
                           as used in this paragraph (x), "Board of the Company"
                           shall  mean  the  board  of   directors   of  Peoples
                           Bancorporation, Inc.

                                    Article 2
                          Distributions During Lifetime

2.1 Normal Retirement Benefit. Upon the Normal Retirement Date, the Bank shall distribute to the Executive the benefit described in this Section
         2.1 in lieu of any other benefit under this Article.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is fifteen percent (15%) of Final Pay.

         2.1.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Date. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.2 Early Termination Benefit. Upon Early Termination, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

         2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the vested percentage, determined as of the end of the Plan Year preceding Separation from Service, of the benefit described in
                  Section 2.1.1 subject to the following vesting schedule:

                                  Date               Percent Vested
                                  ----               --------------

                        10/31/2006 - 10/30/2007           0.52%
                        10/31/2007 - 10/30/2008           3.39%
                        10/31/2008 - 10/30/2009           8.28%
                        10/31/2009 - 10/30/2010          14.94%
                        10/31/2010 - 10/30/2011          23.14%
                        10/31/2011 - 10/30/2012          32.74%
                        10/31/2012 - 10/30/2013          43.66%
                        10/31/2013 - 10/30/2014          55.88%
                        10/31/2014 - 10/30/2015          69.56%
                        10/31/2015 - 10/30/2016          85.07%
                        10/31/2016 - 3/4/2017            94.12%
                           3/5/2017 or Later            100.00%

         2.2.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month


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                  following  Normal  Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.3 Disability Benefit. If Executive experiences a Disability which results in a Separation from Service prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section
         2.3 in lieu of any other benefit under this Article.

         2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the vested percentage, determined as of the end of the Plan Year preceding Separation from Service, of the benefit described in
                  Section 2.1.1 subject to the following vesting schedule:

                                   Date               Percent Vested
                                   ----               --------------
                         10/31/2006 - 10/30/2007           5.18%
                         10/31/2007 - 10/30/2008          16.94%
                         10/31/2008 - 10/30/2009          27.61%
                         10/31/2009 - 10/30/2010          37.35%
                         10/31/2010 - 10/30/2011          46.28%
                         10/31/2011 - 10/30/2012          54.57%
                         10/31/2012 - 10/30/2013          62.36%
                         10/31/2013 - 10/30/2014          69.86%
                         10/31/2014 - 10/30/2015          77.29%
                         10/31/2015 - 10/30/2016          85.07%
                         10/31/2016 - 3/4/2017            94.12%
                            3/5/2017 or Later            100.00%

         2.3.2 Distribution of Benefit. The Bank shall distribute the benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.4 Change in Control Benefit. Upon a Change in Control followed by a Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

         2.4.1 Amount of Benefit. The benefit under this Section 2.4 is one hundred percent (100%) of the Projected Benefit.

         2.4.2 Distribution of Benefit. The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for fifteen (15) years.

2.5 Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a


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         Specified  Employee at Separation from Service under such procedures as established by the Bank in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution which would otherwise be paid to the Executive within the first six months following the Separation from Service shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Separation from Service. All subsequent distributions shall be paid in the manner specified.

2.6 Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the benefits into the Executive's income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the liability accrued to satisfy the Bank's obligations to Executive pursuant to this Agreement, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7 Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions. Any such amendment:

         (a) may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

         (b) must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, be made at least twelve (12) months prior to the first scheduled distribution;

         (c) must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

         (d) must take effect not less than twelve (12) months after the amendment is made.

                                    Article 3
                              Distribution at Death

3.1 Death During Active Service. If the Executive dies while in the active service of the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of the benefits under Article 2.

         3.1.1 Amount of Benefit. The benefit under this Section 3.1 is the Projected Benefit.

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         3.1.2    Distribution of Benefit. The Bank shall distribute the benefit to the Beneficiary in a lump sum within sixty (60) days following receipt by the Bank of the Executive's death certificate.

3.2 Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived.

3.3 Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive's death certificate.

                                    Article 4
                                  Beneficiaries

4.1 Beneficiary. The Executive shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Executive participates.

4.2 Beneficiary Designation: Change. The Executive shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executive shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

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4.4      No  Beneficiary  Designation.  If the  Executive  dies  without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the Executive's estate.

4.5 Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

                                    Article 5
                               General Limitations

5.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive's employment with the Bank is terminated due to a Termination for Cause.

5.2 Suicide or Misstatement. No benefits shall be distributed if the Executive commits suicide within two (2) years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3 Removal. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to
         Section 8(e) of the Federal Deposit Insurance Act.

5.4 Forfeiture Provision. While Executive is employed by the Bank and during the period of time the Executive is receiving any benefit payments pursuant to this Agreement, the Executive will not, for himself or on behalf of, or in conjunction with any other person or persons, company, partnership, limited liability company, proprietorship, trust, company, bank, financial services institution, or other entity, directly or indirectly, own, manage, operate, control, be employed by, consult with, participate in, or be connected in any manner with the ownership, employment, management, operation, consulting or control of any financial services institution that competes with Bank. In the event of any actual breach by the Executive of the provisions of this forfeiture provision, all payments under this


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         Agreement payable to the Executive shall  irrevocably  terminate and no further  amount  shall be due or payable to the  Executive  pursuant to
         this   Agreement.   Executive   specifically   acknowledges   that  the
         restrictions as set forth above are reasonable and bear a valid connection with the business operations of Bank, and specifically admits that Executive is capable of obtaining suitable employment not in competition with Bank. If anyone of the restrictions contained herein shall for any reason be held to be excessively broad as to duration or geographical area, it shall be deemed amended by limiting and reducing it so as to be valid and enforceable to the extent compatible with applicable state law as it shall then appear. Executive acknowledges that the Bank would not have entered into this Agreement without the forfeiture provision contained herein. This forfeiture provision shall not prohibit the Executive from owning stock in any publicly traded company provided Executive's ownership is five percent (5%) or less of the issued and outstanding stock of such publicly traded company and the Executive has no corporate responsibility other than the Executive's rights as a stockholder.

                                    Article 6
                           Administration of Agreement

6.1 Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Compensation Committee of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Agreement and (ii) decide or resolve any and all questions including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with
         Section 409A of the Code and regulations thereunder.

6.2 Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Bank.

6.3 Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4 Indemnity of Plan Administrator. The Bank shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5 Bank Information. To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to the date and circumstances of the retirement, Disability, death, or Separation from Service of the Executive and such other pertinent information as the Plan Administrator may reasonably require.

6.6 Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.
                                    Article 7
                            Claims Review Procedures

7.1 Claims Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

         7.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty
                  (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

         7.1.2 Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         7.1.3 Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;

                  (b)      A  reference  to  the  specific   provisions  of  the
                           Agreement on which the denial is based;

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

                  (c)      A  description  of  any  additional   information  or
                           material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  (e)      A statement of the claimant's  right to bring a civil
                           action  under  ERISA  Section  502(a)   following  an
                           adverse benefit determination on review.

7.2 Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

         7.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

         7.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

         7.2.3 Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         7.2.4 Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

         7.2.5 Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a)      The specific reasons for the denial;

                  (b)      A  reference  to  the  specific   provisions  of  the
                           Agreement on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

7.3 Special Procedures Applicable to Disability Claims. If a claim for benefits under the Agreement is contingent on a determination by the Plan Administrator that the Executive suffers from a Disability, the claimant shall receive a written response to the initial claim from the Plan Administrator within 45 days, rather than 90 days. If special circumstances require an extension, the Plan Administrator shall notify the claimant within the 45-day processing period that additional time is needed. If the Plan Administrator requests additional information so it can process the claim, the claimant will have at least 45 days in which to provide the information. Otherwise, the initial extension cannot exceed 30 days. If circumstances require further extension, the Plan Administrator will again notify the claimant, this time before the end of the initial 30-day extension. The notice will state the date a decision can be expected. In no event will a decision be postponed beyond an additional 30 days after the end of the first 30-day extension. The claimant may request a review of the Plan Administrator's decision regarding the Disability claim within 180 days, rather than 60 days. The review must be conducted by a fiduciary different from the fiduciary who originally denied the claim, and the fiduciary also cannot be subordinate to the fiduciary who originally denied the claim. If the original denial of the claim was based on a medical judgment, the reviewing fiduciary must consult with an appropriate health care professional who was not consulted on the original claim and who is not subordinate to someone who was The review must identify the medical or vocational experts consulted on the original claim. The claimant may request, in writing, a list of those medical or vocational experts. The claimant will receive notice of the reviewing fiduciary's final decision regarding the Disability claim within 45 days, rather than 60 days, of the request for review.

7.4 Legal Action. A claimant's compliance with the foregoing provisions of this Article 7 is a mandatory prerequisite to a claimant's right to commence any legal action with respect to any claim for benefits under this Agreement.

                                    Article 8
                           Amendments and Termination

8.1 Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder.

8.2 Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. The benefit shall be the Early Termination benefit as of the date the Agreement is terminated. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or
         Article 3.

8.3 Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Bank terminates this Agreement in the following circumstances:

         (a) Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

         (b) Upon the Bank's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

         (c) Upon the Bank's termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

         the Bank may distribute the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

                                    Article 9
                                  Miscellaneous

9.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2 No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4 Tax Withholding and Reporting. The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. The Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Bank shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of South Carolina, except to the extent preempted by the laws of the United States of America.

9.6 Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Bank for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7 Reorganization. The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.10 Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.11 Alternative Action. In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

9.12 Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.13 Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.14 Notice. Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                       The Peoples National Bank
                       1800 East Main Street
                       Easley, SC  29640

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.15 Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations and similar guidance thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

         IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

Executive:                            BANK:

                                      THE PEOPLES NATIONAL BANK

                                      By:
                                          --------------------------------------
---------------------
Daniel Barton Minnis
                                      Title:
                                             -----------------------------------

{  }     New Designation
{  }     Change in Designation

I, Daniel  Barton  Minnis,  designate  the  following as  Beneficiary  under the
Agreement:

Primary:
-----------------------------------------                  -----%

-----------------------------------------                  -----%

Contingent:

-----------------------------------------                  -----%

-----------------------------------------                  -----%

Notes:
  o  Please PRINT CLEARLY or TYPE the names of the beneficiaries.
  o To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
  o To name your estate as Beneficiary, please write "Estate of [your name]".
  o Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:                      Daniel Barton Minnis

Signature:    _______________________________        Date:_______


Received by the Plan Administrator this ________ day of __________________, 2___

By:       _________________________________

Title:    _________________________________